Exhibit 8

List of Principal Subsidiaries of Desarrolladora Homex, S.A.B. de C.V.

	Jurisdiction of	Ownership percentage
Name of Company	Incorporation	2011	2010	Products/Services
Proyectos Inmobiliarios de Culiacán, S.A. de C.V. (“PICSA”)	Mexico	100%	100%	Promotion, design, construction and sale of entry-level, middle-income and upper-income housing
Nacional Financiera, S.N.C. Fid. del Fideicomiso AAA Homex 80284	Mexico	100%	100%	Financial services
Administradora Picsa, S.A. de C.V.	Mexico	100%	100%	Administrative services and promotion related to the construction industry
Altos Mandos de Negocios, S.A. de C.V.	Mexico	100%	100%	Administrative services
Aerohomex, S.A. de C.V.	Mexico	100%	100%	Air transportation and lease services
Desarrolladora de Casas del Noroeste, S.A. de C.V. (DECANO)	Mexico	100%	100%	Construction and development of housing complexes
Homex Atizapán, S.A. de C.V.	Mexico	67%	67%	Promotion, design, construction and sale of entry-level and middle-income housing
Casas Beta del Centro, S. de R.L. de C.V. (1)	Mexico	100%	100%	Promotion, design, construction and sale of entry-level and middle-income housing
Casas Beta del Norte, S. de R.L. de C.V.	Mexico	100%	100%	Promotion, design, construction and sale of entry-level housing
Casas Beta del Noroeste, S. de R.L. de C.V.	Mexico	100%	100%	Promotion, design, construction and sale of entry-level housing
Hogares del Noroeste, S.A. de C.V. (2)	Mexico	50%	50%	Promotion, design, construction and sale of entry-level and middle-income housing
Opción Homex, S.A. de C.V.	Mexico	100%	100%	Sale, lease and acquisition of properties
Homex Amuéblate, S.A. de C.V.	Mexico	100%	100%	Sale of housing-related products
Homex Global, S.A. de C.V. (3)	Mexico	100%	100%	Holding company for foreign

	Jurisdiction of	Ownership percentage
Name of Company	Incorporation	2011	2010	Products/Services
				investments
Sofhomex, S.A. de C.V. S.F.O.M. E.R.	Mexico	100%	100%	Financial services
Nacional Financiera, S.N.C. Fid. del Fideicomiso Homex 80584	Mexico	100%	100%	Employee stock option plan administration
HXMTD, S.A. de C.V.	Mexico	100%	100%	Promotion, design, construction and sale of upper-income tourism housing
Homex Central Marcaria, S.A. de C.V.	Mexico	100%	100%	Administration of industrial and intellectual property
Homex Infraestructura, S.A. de C.V. (4)	Mexico	100%	100%	Design and construction service for public or private services
CRS Morelos, S.A. de C.V.	Mexico	100%	100%	Construction services to government
CT Prop, S. de R.L. de C.V. (5)	Mexico	100%	100%	Promotion, design, construction and sale of tourism housing
CT Loreto, S. de R.L. de C.V. (5)	Mexico	100%	100%	Promotion, design, construction and sale of tourism housing